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                                                                       Exhibit 1

                                                                  EXECUTION COPY



                        SOUTHERN CALIFORNIA GAS COMPANY

                             Medium-Term Notes Due
                      9 Months or More from Date of Issue

                            DISTRIBUTION AGREEMENT

                                                              November 23, 1994

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
              Incorporated
Merrill Lynch World Headquarters
North Tower, 10th Floor
World Financial Center
New York, New York  10281

CS FIRST BOSTON CORPORATION
Park Avenue Plaza
New York, New York  10055

LEHMAN BROTHERS
Lehman Brothers Inc.
3 World Financial Center
New York, New York  10281-1200

Dear Sirs:

      Southern California Gas Company, a California corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, CS First Boston Corporation and Lehman Brothers, Lehman Brothers Inc. (including its affiliate, Lehman Government Securities Inc.) (each, an "Agent" and collectively, the "Agents") with respect to the issue and sale by the Company of its Medium-Term Notes (the "Notes"). The Notes are to be issued pursuant to an indenture


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dated as of May 1, 1989, as amended and supplemented by the First Supplemental
Indenture (the "Supplemental Indenture") dated as of October 1, 1992 (such Indenture, as so amended and supplemented, is hereinafter referred to as the "Indenture"), between the Company and Citibank, N.A., as trustee (the "Trustee"). The Notes are part of an authorized series of the Company's debt securities (the "Debt Securities") to be issued under the Indenture. As of the date hereof, the Company has authorized the issuance of up to $312,000,000 aggregate principal amount of Notes through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time pursuant to an Officers' Certificate delivered to the Trustee pursuant to
Section 2.01 of the Indenture (with an original copy thereof delivered to the Agents), reduce the authorized aggregate principal amount of the Notes (but not below the aggregate principal amount of Notes previously issued under the Indenture) or authorize the issuance of additional Notes and that such additional Notes may be distributed directly by the Company or through or to the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

      This Agreement provides both for the sale of Notes by the Company directly to purchasers, in which case each Agent will act as an agent of the Company in soliciting Note purchasers, and (as may from time to time be agreed to by the Company and one or more Agents) to one or more Agents as principal for resale to purchasers. Additional terms of any sale of Notes to one or more Agents as principal will be set out in a Terms Agreement (as hereafter defined) relating to such sale, all as more fully provided herein.

      The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-52663) and such amendments thereto as may have been required through the date hereof for the registration of $312,000,000 aggregate principal amount of the Notes under the Securities Act of 1933 (the "1933 Act") and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement, as so amended (if applicable), has been declared effective by the Commission and the Indenture has been qualified under the Trust Indenture Act of 1939 (the "1939 Act"). Such registration statement (as so amended, if applicable), including all documents incorporated therein by reference and as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934 (the "1934 Act") or the 1933 Act or otherwise, is referred to herein as the "Registration Statement" and the prospectus and prospectus supplement constituting a part thereof and any further prospectus supplements relating to the Notes, including all documents incorporated therein by reference and as from time to time


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amended or supplemented by the filing of documents pursuant to the 1934 Act or the 1933 Act or otherwise, are referred to herein, collectively, as the "Prospectus" except that if any revised prospectus or prospectus supplement is provided to the Agents by the Company for use in connection with the offering of the Notes differing from the Prospectus on file at the Commission at the time such revised prospectus and/or prospectus supplement is delivered to the Agents (whether or not such revised prospectus and/or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus and/or prospectus supplement from and after the time it is first provided to the Agents for such use. Unless the context otherwise requires, all references in this Agreement to documents, financial statements and schedules and other information which is "contained", "included", "stated", "described in" or "referred to" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such documents, financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act after the date of this Agreement which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. Notwithstanding the foregoing, for purposes of this Agreement any prospectus supplement prepared with respect to the offering of a series of Debt Securities other than the Notes shall not be deemed to have supplemented the Prospectus.

      Section I.  APPOINTMENT OF AGENTS.

      A. APPOINTMENT OF AGENTS. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company appoints the Agents, severally but not jointly, as its placement agents to assist the Company in the placement of the Notes during the term of this Agreement. The Company agrees that during the period the Agents are acting as the Company's placement agents hereunder, the Company shall not contact or solicit potential investors to purchase the Notes or engage any other person or party to assist in the placement of the Notes; PROVIDED, HOWEVER, that so long as this Agreement shall be in effect the Company may solicit offers to purchase Notes through any agent only by amending this Agreement to appoint such agent an additional Agent hereunder on the same terms and conditions as provided herein for the Agents and by giving the Agents prior notice of such appointment. The Company may accept offers to purchase Notes through an agent other than an Agent, PROVIDED THAT (i) the Company shall not have solicited such offers,


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(ii) the Company and such agent shall have executed an agreement with respect to such purchases having terms and conditions (including, without limitation, commission rates) with respect to such purchases substantially the same as the terms and conditions that would apply to such purchases under this Agreement if such agent was an Agent (which may be accomplished by incorporating by reference in such agreement the terms and conditions of this Agreement, as provided in Exhibit A) and (iii) the Company shall notify the Agents prior to the execution of any such agreement and shall provide the Agents with a copy of such agreement promptly following the execution thereof. The Company agrees that whenever the Company determines to sell Notes directly to one or more Agents as principal for resale to others, it will enter into a Terms Agreement relating to each such sale in accordance with the provisions of Section III(B) hereof if requested by the Agent.

      B. REASONABLE EFFORTS SOLICITATIONS; RIGHT TO REJECT OFFERS. Upon receipt of instructions from the Company, each Agent will use its reasonable efforts to solicit purchases of such principal amount of Notes as the Company and such Agent shall agree upon from time to time during the term of this Agreement, it being understood that the Company shall not approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the initial offering price of Notes registered pursuant to the Registration Statement. The Agents will have no responsibility for maintaining records with respect to the aggregate initial offering price of Notes sold, or of otherwise monitoring the availability of Notes for sale under the Registration Statement. Each Agent will communicate to the Company, orally or in writing, each offer to purchase Notes received by such Agent, other than those offers rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised, without notice to the Company, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of such Agent's agreement contained herein. The Company may accept or reject any proposed purchase of the Notes, in whole or in part.

      C. SOLICITATIONS AS AGENT; PURCHASES AS PRINCIPAL. In soliciting purchases of the Notes on behalf of the Company, unless otherwise specified pursuant to the terms hereof, each Agent shall act solely as agent for the Company and not as principal. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by the purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company. An Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason. An Agent shall not have any obligation to purchase Notes from the Company as principal, but an Agent may agree from time to time to purchase Notes as principal. Any such purchase of Notes by an Agent as principal shall be made pursuant to a Terms


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Agreement in accordance with Section III(B) hereof if requested by such Agent.

      D. RELIANCE. The Company and each Agent severally agrees that any Notes the Agent arranges placement for shall be placed by the Agent, and any Notes purchased by such Agent shall be purchased, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and subject to the conditions and in the manner provided herein.

      E. SEVERAL OBLIGATIONS OF THE AGENTS. Anything herein to the contrary notwithstanding, the obligations and agreements of each of the Agents contained in this Agreement or in any Terms Agreement shall be several and not joint.

      Section II.  REPRESENTATIONS AND WARRANTIES.

      A. The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through an Agent as agent or by an Agent as principal), as of the date of each delivery of Notes (whether through an Agent as agent or to an Agent as principal) (the date of each such delivery to an Agent as principal being hereafter referred to as a "Settlement Date"), and as of each of the times referred to in Section VI(B) hereof (each of the times referenced above being referred to hereafter as a "Representation Date"), as follows:

          1. DUE INCORPORATION AND QUALIFICATION. The Company (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; (B) has the requisite corporate power and authority to execute and deliver this Agreement, the applicable Terms Agreement, if any, the Indenture and the Notes and to perform its obligations hereunder and thereunder and (C) is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise. All of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable and, except for directors' qualifying shares, Pacific Enterprises, a California corporation ("Pacific Enterprises"), owns directly or indirectly all of the outstanding shares of the common stock of the Company, free

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      and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

          2. SUBSIDIARIES. Each subsidiary of the Company that is a "significant subsidiary" as defined in Rule 405 of Regulation C of the 1933 Act Regulations (each, a "Significant Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for directors' qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. As of the date of this Agreement, the Company does not have any Significant Subsidiaries.

          3. REGISTRATION STATEMENT AND PROSPECTUS. At the time the Registration Statement became effective the Registration Statement complied, and as of the applicable Representation Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission promulgated thereunder (the "1939 Act Regulations"). The Registration Statement, at the time it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective or is filed by the Company with the Commission and as of the applicable Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof does not, and as of the applicable Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information


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      furnished to the Company in writing by an Agent expressly for use in the
      Registration Statement or Prospectus or to that part of the Registration Statement constituting the Trustee's Statement of Eligibility under the 1939 Act on Form T-1 (the "Form T-1").

          4. INCORPORATED DOCUMENTS. The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied or, when so filed, will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission promulgated thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

          5. ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and Prospectus are, and any other firm of accountants who may certify any other financial statements constituting a part of the Prospectus or deliver a letter pursuant to Section V(C) or VI(D) hereof will be, independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          6. FINANCIAL STATEMENTS. The financial statements and supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified, and, except as stated therein, said consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and the ratios of earnings to fixed charges set forth in the Prospectus and in any documents incorporated by reference therein have been prepared in accordance with and comply with the requirements of Item 503 of Regulation S-K of the Commission.

          7. MATERIAL CHANGES OR MATERIAL TRANSACTIONS. Since the respective dates as of which information is given in the Registration Statement and Prospectus, except as otherwise stated therein or contemplated thereby,
      (A) there has been


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      no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business and (B) there have been no transactions entered into by the Company or any of its subsidiaries which are material with respect to the Company and its subsidiaries considered as one enterprise.

          8. NO DEFAULTS. Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or any of their properties may be bound; and the execution and delivery of this Agreement, the Indenture, the Notes and each applicable Terms Agreement, if any, and the consummation of the transactions contemplated herein and therein (including, without limitation, the issuance and sale of the Notes from time to time) have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any such subsidiary is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any law, administrative regulation or administrative or court order or decree; and no consent, approval, authorization, order or decree of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, any Terms Agreement or the Indenture, except as may be required under the 1933 Act, the 1933 Act Regulations, the 1939 Act or the 1939 Regulations (which have been obtained and are in full force and effect) or such as may be required by state securities or blue sky laws.

          9. LEGAL PROCEEDINGS; CONTRACTS. Except as may be set forth in the Registration Statement, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement or which might, in the opinion of the Company, result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of


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      the Company and its subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or might materially and adversely affect the consummation of this Agreement or any applicable Terms Agreement; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to its business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

          10. NO AUTHORIZATION, APPROVAL OR CONSENT REQUIRED. No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the sale of the Notes hereunder, except such as may be required under the 1933 Act, the 1933 Act Regulations, the 1939 Act or the 1939 Act Regulations (which have been obtained and are in full force and effect), the authorization of the Public Utilities Commission of the State of California ("CPUC") under the California Public Utilities Act ("CPUA") (which authorization has been obtained and is in full force and effect) and such as may be required under state securities or Blue Sky laws.

          11. REGULATORY CERTIFICATES, AUTHORITIES AND PERMITS. The Company and its subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

          12. GOOD TITLE. The Company has good title (either by way of fee simple, leasehold, easement, right-of-way, grant, servitude, privilege, permit, franchise or license, as the case may be) to all its properties including, without limitation, the properties reflected in the most recent balance sheet of the Company incorporated by reference in the Registration Statement (except for such items thereof which have been disposed of since such date and which do not, in the aggregate, constitute a substantial amount).


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          13.  INDENTURE.  The Indenture has been duly and validly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles; and the Indenture has been qualified under the 1939 Act.

          14. AUTHORIZATION AND VALIDITY OF THE NOTES. The Notes are in the respective forms established pursuant to the Indenture, have been duly authorized by the Company for issuance and sale pursuant to this Agreement and any applicable Terms Agreement and, when completed as contemplated by the Procedures (as hereinafter defined) and authenticated and delivered pursuant to the provisions of this Agreement, any applicable Terms Agreement and the Indenture against payment of the consideration therefor determined pursuant to this Agreement or any applicable Terms Agreement, the Notes will have been duly executed and delivered by the Company and will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles, and will be entitled to the benefits of the Indenture; and the Notes and the Indenture conform in all material respects to all statements relating thereto contained in the Prospectus.

          15. NO LABOR DISPUTES, ETC. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent which might be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

          16. PUBLIC UTILITY HOLDING COMPANY ACT. The Company is a "Subsidiary Company" of a "Holding Company" as such terms are defined by the Public Utility Holding Company Act of 1935 (the "1935 Act"). Pursuant to an exemptive order issued by the Commission on January 13, 1936, Pacific Enterprises, the Holding Company, is not subject to the provisions of the 1935 Act, except for the provisions of Section 9(a)(2) thereof.

          17. DISTRIBUTION AGREEMENT AND TERMS AGREEMENT. This Agreement is, and each Terms Agreement entered into by the Company will be, duly authorized, executed and delivered by the Company.


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          18.  RATING OF THE NOTES.  The Notes are rated at least "A3" by
      Moody's Investors Service, Inc. and at least "A" by Standard & Poor's Corporation.

          19. NO BUSINESS IN CUBA. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section
      517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

          20. TERMS OF NOTES. Without limitation to any other provision of this Agreement, the terms and provisions of each Note offered, issued or sold from time to time will comply with all applicable parameters and other limitations on the terms and provisions of the Notes established by the Company's board of directors or any committee thereof.

      B. ADDITIONAL CERTIFICATIONS. Any certificate signed by any director or officer of the Company and delivered to the Agents or to counsel for the Agents in connection with an offering of Notes or the sale of Notes to an Agent as principal shall be deemed a representation and warranty by the Company to each Agent as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

      Section III.  SOLICITATIONS AS AGENT; PURCHASES AS PRINCIPAL.

      A. SOLICITATIONS AS AGENT. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent individually agrees, when acting as an agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus.

      The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through the Agents commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

      The Company agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Schedule I hereto.

      The aggregate principal amount, purchase price, interest rate (or manner in which such Notes are to bear interest), maturity date, redemption provisions, if any, and other terms of


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the Notes shall be agreed upon by the Company and the applicable Agent and set forth in a pricing supplement to the Prospectus (a "Pricing Supplement") to be prepared following each acceptance by the Company of an offer for the purchase of Notes. Except as may be otherwise provided in a Pricing Supplement, the Notes will be issued in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. All Notes will be sold at 100% of their principal amount unless otherwise agreed to by the Company and the Agents.

      B. PURCHASES AS PRINCIPAL. Each sale of Notes to one or more of the Agents as principal shall be made in accordance with the terms of this Agreement and, if requested by an Agent, pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, each such Agent. Each such separate agreement (which may be an oral agreement) is herein referred to as a "Terms Agreement." Unless the context otherwise requires, each reference contained herein to "this Agreement" shall be deemed to include any Terms Agreement between the Company and an Agent. Each such Terms Agreement, whether oral or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit A hereto. An Agent's commitment to purchase Notes as principal pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by the Agent pursuant thereto, the price to be paid to the Company for such Notes (which, if not so specified in a Terms Agreement, shall be at a discount equivalent to the applicable commission set forth in Schedule I hereto), the time and place of delivery of and payment for such Notes, any provisions relating to rights of, and default by, purchasers acting together with the Agent in the reoffering of the Notes, and such other provisions (including further terms of the Notes) as may be mutually agreed upon. An Agent may utilize a selling or dealer group in connection with the resale of the Notes purchased. Such Terms Agreement shall also specify whether or not any of the officer's certificate, opinions of counsel or comfort letter specified in Sections VI(B), VI(C) and VI(D) hereof shall be required to be delivered by the Company in connection therewith, and whether or not the stand-off agreement set forth in Section IV(J) shall be applicable with respect to such Terms Agreement.

      C. ADMINISTRATIVE PROCEDURES. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Agents and the Company (the "Procedures"). The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by the Agents and the Company herein and in the Procedures.


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      D.  DELIVERY OF CLOSING DOCUMENTS.  The documents required to be delivered by Section V hereof shall be delivered at the offices of Brown & Wood, 10900 Wilshire Boulevard, Suite 1100, Los Angeles, California 90024 on the date hereof, or at such other time or place as the Agents and the Company may agree.


      Section IV.  COVENANTS OF THE COMPANY.

      The Company covenants with each Agent as follows:

      A. NOTICE OF CERTAIN EVENTS. The Company will notify each Agent immediately (i) of the effectiveness of any amendment to the Registration Statement; (ii) of the transmittal to the Commission for filing of any amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, any document to be filed pursuant to the 1934 Act incorporated by reference in the Registration Statement or the Prospectus (other than any Current Report on Form 8-K relating exclusively to an offering of Debt Securities under the Registration Statement other than the Notes)); (iii) of the receipt of any comments from the Commission with respect to the Registration Statement or Prospectus; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information; and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

      B.  NOTICE OF CERTAIN PROPOSED FILINGS.  The Company will give each
Agent notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes or Debt Securities, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for the establishment of or change in the interest rates, maturity or price of Notes or other similar changes), whether by the filing of documents pursuant to the 1934 Act (other than any Current Report on Form 8-K relating exclusively to the issuance of Debt Securities under the Registration Statement other than the Notes), the 1933 Act or otherwise, and will furnish each Agent with copies of any such amendment or supplement or other documents a reasonable time in advance of such proposed filing or the proposed use thereof, as the case may be, and will not file or use any such amendment or supplement or other documents to which the Agents or counsel for the Agents shall object.

      C.  COPIES OF THE REGISTRATION STATEMENT AND THE PROSPECTUS.  The
Company will deliver to each Agent as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference therein) as such Agent may reasonably request. The Company will furnish to each Agent as many copies of the Prospectus (as amended or supplemented) as such Agent shall reasonably request so long as such Agent is required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

      D. PROSPECTUS REVISIONS -- MATERIAL CHANGES. Except as otherwise provided in Section IV(L) hereof, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to each Agent to cease the solicitation of offers to purchase the Notes in its capacity as agent and to cease sales of any Notes such Agent may then own as principal pursuant to a Terms Agreement, and the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements and the Company shall furnish to each Agent as many copies of the Registration Statement and the Prospectus, as each may then be amended or supplemented, as such Agent shall reasonably require.

      E. PROSPECTUS REVISIONS -- PERIODIC FINANCIAL INFORMATION. Except as otherwise provided in Section IV(L) hereof, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to each Agent, confirmed in writing, and, on or prior to the date of such release or as soon as practicable thereafter, shall cause the Registration Statement and the Prospectus to be amended or supplemented to include or incorporate by reference capsule financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

      F. PROSPECTUS REVISIONS -- AUDITED FINANCIAL INFORMATION. Except as otherwise provided in Section IV(L) hereof, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

      G. EARNINGS STATEMENTS. The Company, by applying the provisions of Rule 158 under the 1933 Act, will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby (or within 90 days if the period ends on the last date of a fiscal year), an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve-month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158) of the Registration Statement with respect to each sale of Notes.

      H. BLUE SKY QUALIFICATIONS. The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as provided above. The Company will promptly advise the Agents of the receipt by it of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

      I.  1934 ACT FILINGS.  The Company, during the period when the
Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act. Such documents will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and to the extent such documents are incorporated by reference in the Prospectus, when read together with the other information in or incorporated by reference into the Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

      J. STAND-OFF AGREEMENT. Between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without the prior written consent of each Agent party to such Terms Agreement, directly or indirectly, sell, offer to sell, contract to sell or otherwise dispose of, or announce the offering of, any debt securities of the Company or any securities convertible into or exercisable or exchangeable for such debt securities (other than the Notes that are to be sold pursuant to such Terms Agreement, First Mortgage Bonds, debt securities offered or sold other than in the United States and commercial paper offered or sold in the ordinary course of business), except as may otherwise be provided in any such Terms Agreement.

      K. USE OF PROCEEDS. The Company will use the net proceeds received by it from the sale of the Notes in the manner specified in the Prospectus under the caption "Use of Proceeds."

      L. SUSPENSION OF CERTAIN OBLIGATIONS. The Company shall not be required to comply with the provisions of subsections (D), (E) or (F) of this
Section IV or subsections (B), (C) or (D) of Section VI hereof during any period from the later of (i) the time that the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Company and (ii) the time that no Agent shall then hold any Notes as principal purchased pursuant to a Terms Agreement, to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with one or more of the Agents; (at which time the Company shall provide each Agent with the documentation required by subsections (D), (E) and (F) of Section IV and subsections (B), (C) and (D) of Section VI which the Company otherwise would have been required to deliver to the Agents during the suspension period by reason of this Section IV(L), unless such requirement is waived in writing by such Agent).

      M. CUBA ACT. In accordance with the Cuba Act and without limitations to the provisions of Sections VII and VIII hereof, the Company agrees to indemnify and hold harmless each Agent from and against any and all loss, liability, claim, damage and expense whatsoever (including fees and disbursements of counsel), as incurred, arising out of any violation by the Company of the Cuba Act.

      N. NOTES WITH MATURITIES IN EXCESS OF 30 YEARS. Prior to any time that the Company offers or issues Notes with maturities in excess of thirty years, the Company will deliver to the Agents an opinion of counsel, in form and substance satisfactory to the Agents, to the effect that such Notes will be treated as debt for United States federal income tax purposes. In addition, prior to such time as the Company first offers or issues Notes with maturities in excess of thirty years, the Company will deliver to the Agents evidence, satisfactory to each of the Agents, that all authorizations, approvals and consents of the CPUC necessary for the issuance of Notes with maturities in excess of thirty years have been obtained and are in full force and effect and will also deliver such certificates, opinions of counsel and instruments (including an amendment to this Agreement) as the Agents may reasonably request in connection therewith, all in form and substance satisfactory to the Agents.

      O. CALCULATION AGREEMENT. Prior to such time as the Company first offers or issues Floating Rate Notes (as defined in the Prospectus), the Company shall enter a Calculation Agreement with the Trustee (or such other person acceptable to the Agents), and shall prepare and deliver such certificates, opinions of counsel and instruments (including an amendment to this Agreement) as the Agents may reasonably request, all in form and substance satisfactory to the Agents.

      Section V.  CONDITIONS OF OBLIGATIONS.

      The obligations of each Agent to solicit offers to purchase the Notes as agent of the Company, the obligation of any purchaser of Notes sold through any Agent as agent, and the obligations of an Agent to purchase Notes pursuant to any Terms Agreement, will be subject at all times to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company's directors and officers made in any certificates furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

      A. LEGAL OPINIONS. On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:

            (1) OPINION OF COMPANY COUNSEL. The opinion of Gary W. Kyle, Esq., counsel to the Company, to the effect that:

                 1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California.

                 2. The Company has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement.

                 3. To the best knowledge of such counsel, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required whether by reason of ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable and, except for directors' qualifying shares, Pacific Enterprises owns directly or indirectly all of the outstanding shares of the common stock of the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                 4. Each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, and, to the best knowledge of such counsel, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction such qualification is required whether by reason of the ownership or leasing of property or the conduct of a business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable, and all of such capital stock, except for directors' qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity (in the event that the Company has no Significant Subsidiaries at the date of such opinion, such opinion shall state, in lieu of the foregoing, that to the best knowledge and information of such counsel the Company has no Significant Subsidiaries).

                 5. This Agreement (and, if the opinion is being given pursuant to Section VI(C) hereof on account of the Company having entered into a Terms Agreement, the applicable Terms Agreement) has been duly authorized, executed and delivered by the Company.

                 6. The Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles.

                 7. The Notes are in the respective forms established pursuant to the Indenture, have been duly authorized by the Company for issuance and sale pursuant to this Agreement and the applicable Terms Agreement, if any, and, when completed as contemplated by the Procedures and executed, authenticated and delivered in accordance with the provisions of this Agreement, any applicable Terms Agreement and the Indenture against payment of the consideration therefor determined pursuant to this Agreement or the applicable Terms Agreement, if any, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles; and the Notes will be entitled to the benefits of the Indenture.

                 8. The statements in the Prospectus under the captions "Description of the Notes" and "Description of the Debt Securities", insofar as they purport to summarize certain provisions of the Indenture or the Notes, are accurate summaries of such provisions in all material respects.

                 9.  The Indenture has been duly qualified under the 1939 Act.

                10. The Registration Statement has been declared effective under the 1933 Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                11. At the time the Registration Statement became effective, the Registration Statement (other than financial statements and schedules and other financial and statistical data included or incorporated by reference therein and the Form T-1, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                12. To the best knowledge of such counsel, there are no legal or governmental proceedings pending or threatened required to be disclosed in the Registration Statement, other than those disclosed therein, and all pending legal or governmental proceedings the Company or any subsidiary is a party to or any of their property is the subject of which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

                13. To the best knowledge of such counsel, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statement or to be filed or incorporated by reference as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference.

                14. No consent, approval, authorization, order or decree of any court or governmental authority or agency is required in connection with the sale of the Notes and the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained and are in full force and effect under the 1933 Act, the 1939 Act, the 1933 Act Regulations, the 1939 Regulations and the authorization of the CPUC under the CPUA (which has been obtained and is in full force and effect), except that no opinion need be expressed as to state securities or Blue Sky laws.

                15. Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws or, to the best knowledge of such counsel, in default in performance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument it is a party to or by which it or any of them or their properties may be bound. The execution and delivery of this Agreement (and, if the opinion is being given pursuant to Section VI(C) hereof on account of the Company having entered into a Terms Agreement, the applicable Terms Agreement), the Indenture and the Notes and the consummation of the transactions contemplated herein and therein (including, without limitation, the issuance and sale of the Notes from time to time) have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel and to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or any law, administrative regulation or administrative, arbitration or court order or decree known to such counsel to be applicable to the Company or any of its subsidiaries; nor will such action result in any violation of the provisions of the articles of incorporation or by-laws of the Company.

                16. Each document filed pursuant to the 1934 Act and incorporated by reference in the Prospectus (other than financial statements and schedules and other financial and statistical data included or incorporated by reference therein, as to which such counsel need make no statement) complied when filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

                17. The information contained or incorporated by reference in the Prospectus under the captions "Part I - Business - Rates and Regulation" and "Part I - Business - Environmental Matters" in the Company's Annual Report on Form 10-K for the year ended December 31, 1993 and under the captions "Management's Discussion and Analysis -- Ratemaking Procedures," "Management's Discussion and Analysis -- Regulatory Activity," "Management's Discussion and Analysis -- Restructuring of Gas Supply Contracts" and "Management's Discussion and Analysis -- Comprehensive Settlement of Regulatory Issues" in the Company's Annual Report to Security Holders for the year ended December 31, 1993, to the extent that it constitutes matters of law, legal conclusions or summaries of contracts or agreements, has been reviewed by such counsel and is correct in all material respects.

                18. The Company is a "Subsidiary Company" of a "Holding Company" as such terms are defined by the 1935 Act. Pursuant to an exemptive order issued by the Commission on January 13, 1936, Pacific Enterprises, the Holding Company, is not subject to the provisions of the 1935 Act, except for the provisions of Section 9(a)(2) thereof.

            (2) OPINION OF COUNSEL TO THE AGENTS. The opinion of Brown & Wood, counsel for the Agents, covering the matters referred to in subparagraph
      (1) under the subheadings 1 and 5 to 11, inclusive, above.

            (3)  In giving their opinions required by subsections (B)(1) and
      (B)(2) of this Section, Gary W. Kyle, Esq. and Brown & Wood shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (other than financial statements and schedules and other financial and statistical data included or incorporated by reference therein or the Form T-1, as to which such counsel need make no statement), at the time it became effective and if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or such Annual Report was filed, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than financial statements and schedules and other financial and statistical data included or incorporated by reference therein, as to which such counsel need make no statement), as amended or supplemented at the date hereof, or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section VI(C) hereof) at the date of such Terms Agreement and at the Settlement Date with respect thereto, as the case may be, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      B.  OFFICERS' CERTIFICATE.  At the date hereof and at each Settlement
Date with respect to any Terms Agreement, there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus or since the date of such Terms Agreement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; and the Agents shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, to the effect (i) that there has been no such material adverse change, (ii) that the other representations and warranties of the Company contained in Section II hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) that the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

      C. COMFORT LETTER. On the date hereof, the Agents shall have received a letter from Deloitte & Touche, dated the date hereof and in form and substance satisfactory to the Agents and their counsel.

      D. OTHER DOCUMENTS. On the date hereof and on each Settlement Date with respect to any applicable Terms Agreement, counsel for the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and their counsel.

      If any condition specified in this Section V shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by any Agent by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenants set forth in Section IV(G) hereof, the provisions of Sections IX, X and XIII hereof, and the indemnity and contribution agreements set forth in Sections IV(M), VII and VIII hereof shall remain in effect.

      Section VI.  SUBSEQUENT DOCUMENTATION REQUIREMENTS OF THE COMPANY.

      The Company covenants and agrees that:

      A. REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. Each acceptance by it of an offer for the purchase of Notes, and each delivery of Notes to an Agent pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agents or to counsel for the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or its agent, or to the Agent or Agents, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

      B.  SUBSEQUENT DELIVERY OF CERTIFICATES.  Subject to the provisions of
Section IV(L), each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, maturity or price of Notes or similar changes, and, unless the Agents shall otherwise specify, other than by an amendment or supplement which relates exclusively to an offering of a series of Debt Securities other than the Notes) or there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of Debt Securities other than the Notes under the Registration Statement, unless the Agents shall otherwise specify) or the Company sells Notes to one or more of the Agents pursuant to a Terms Agreement (unless otherwise provided in such Terms Agreement), the Company shall furnish or cause to be furnished to the related Agent or Agents forthwith a certificate, dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment or the date of such sale, as the case may be, in form satisfactory to such Agent or Agents to the effect that the statements contained in the certificate referred to in Section V(B) hereof last furnished to such Agent or Agents are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in
Section V(B) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

      C.  SUBSEQUENT DELIVERY OF LEGAL OPINIONS.  Subject to the provisions of
Section IV(L), each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, maturity or price of the Notes or similar changes or solely for the inclusion of additional financial information, and, unless the Agents shall otherwise specify, other than by an amendment or supplement which relates exclusively to an offering of Debt Securities other than the

Notes) or there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of Debt Securities other than the Notes under the Registration Statement or any Quarterly Report on Form 10-Q, unless the Agents shall otherwise specify) or the Company sells Notes to one or more of the Agents pursuant to a Terms Agreement (unless otherwise provided in such Terms Agreement), the Company shall furnish or cause to be furnished forthwith to the related Agent or Agents and to counsel for the Agents a letter, dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment or the date of such sale, as the case may be, from counsel for the Company last furnishing the opinion referred to in Section V(A)(1) and (3) hereof to the effect that such Agent or Agents may rely on such last opinion to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance) or, in lieu of such letter, such counsel, or other counsel satisfactory to such Agent or Agents, shall furnish an opinion, dated the date of delivery of such opinion and in form and substance satisfactory to such Agent or Agents, of the same tenor as the opinion referred to in Section V(A)(1) and (3) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

      D. SUBSEQUENT DELIVERY OF COMFORT LETTERS. Subject to the provisions of Section IV(L), each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional financial information or the Company sells Notes to one or more of the Agents pursuant to a Terms Agreement (unless otherwise provided in such Terms Agreement), the Company shall cause Deloitte & Touche (or other independent accountants of the Company satisfactory to each Agent) forthwith to furnish the related Agent or Agents a letter, dated the date of filing with the Commission of such document or supplement, the date of effectiveness of such amendment or the date of such sale, as the case may be, in form satisfactory to such Agent or Agents, of the same tenor as the letter referred to in Section V(C) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; PROVIDED, HOWEVER, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Deloitte & Touche (or such other acceptable independent accountants) may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the related Agent or Agents, such letter should cover such other information.

      Section VII.  INDEMNIFICATION.

      A. INDEMNIFICATION OF THE AGENTS. The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of Section 15 of the 1933 Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

           (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by the Agents), as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clauses
      (i) or (ii) above;

PROVIDED, HOWEVER, that the foregoing indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), or made in reliance upon the Trustee's Statement of Eligibility and Qualification under the 1939 Act filed as an exhibit to the Registration Statement.

      B. INDEMNIFICATION OF THE COMPANY. Each Agent severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section VII(A) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

      C. GENERAL. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

      Section VIII.  CONTRIBUTION.

      To provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section VII hereof is for any reason held to be unavailable to or insufficient to hold harmless the indemnified parties although applicable in accordance with its terms, the Company and the Agents shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Agents, as incurred, in such proportions that each Agent is responsible for that portion represented by the percentage that the total commissions and underwriting discounts received by such Agent pursuant to this Agreement to the date of such liability bears to the total sales price received by the Company from the sale of Notes to the date of such liability, and the Company is responsible for the balance; PROVIDED, HOWEVER, that no person guilty of fraudulent misrepresentation (within the meaning of

Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Agent within the meaning of
Section 15 of the 1933 Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

      Section IX.  PAYMENT OF EXPENSES.

      The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

            A. The preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

            B. The preparation, filing and reproduction of this Agreement and related documentation;

            C. The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of book-entry Notes;

            D. The fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel and of any calculation agent;

            E. The reasonable fees and disbursements of counsel to the Agents incurred from time to time in connection with this Agreement, the Notes, the Indenture, any Calculation Agreement to be entered into in connection with the issuance of Floating Rate Notes (as defined in the Prospectus), any Terms Agreement, the Registration Statement, the Prospectus, any pricing supplements and any other documents or certificates delivered from time to time and in connection with transactions contemplated hereby;

            F. The qualification of the Notes under state securities laws in accordance with the provisions of Section IV(H) hereof, including filing fees and the reasonable fees and disbursements of counsel to the Agents in connection therewith and in connection with the preparation of any Blue Sky Survey;

            G. The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

            H. The preparation, printing, reproducing and delivery to the Agents of copies of the Indenture and all supplements and amendments thereto;

            I. Any fees charged by rating agencies for the rating of the Notes;

            J. The fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

            K. Any advertising of the Agents incurred with the approval of such expense by the Company;

            L. Any out-of-pocket expenses incurred by the Agents in connection with this Agreement and the transactions contemplated thereby;

            M. The cost of preparing, and providing any CUSIP or other identification numbers for, the Notes; and

            N. The fees and expenses of any Depository (as defined in the Indenture) and any nominees thereof in connection with the Notes.

      Section X.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE
DELIVERY.

      All representations, warranties and agreements contained in this Agreement or any applicable Terms Agreement, or contained in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any controlling person of such Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes and the termination of this Agreement or such Terms Agreement.

      Section XI.  TERMINATION.

      A. TERMINATION OF THIS AGREEMENT. This Agreement may be terminated for any reason, at any time, by either the Company or any Agent; PROVIDED, HOWEVER, that the termination of this Agreement with respect to any Agent, by either the Company or such Agent, but not the other Agents shall have no effect on the status of this Agreement with respect to such other Agents.

      B. TERMINATION OF A TERMS AGREEMENT. Any Agent party to a Terms Agreement may terminate such Terms Agreement, by notice to the Company at any time prior to the Settlement Date relating thereto (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; (ii) if there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis, the effect of which shall be such as to make it, in the judgment of such Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes; (iii) if trading in any securities of the Company shall have been suspended by the Commission or any national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by either federal, California or New York authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Notes covered by such Terms Agreement are denominated or payable; (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of the applicable Terms Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has placed any debt securities of the Company on what is commonly termed a "watch list" for possible downgrading; (v) if there shall have come to such Agent's attention any facts that would cause such Agent to believe that the Prospectus, as amended or supplemented at the time it was or would be required to be delivered to a purchaser of Notes, contained or would contain an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of such delivery, not misleading; or
(vi) if any condition applicable to such Terms Agreement specified in Sections V or VI of this Agreement, or any condition specified in such Terms Agreement, shall not have been fulfilled as and when required to be fulfilled.

      C. GENERAL. In the event of any such termination, no party will have any liability to any other party hereto, except that, in the case of any such termination of this Agreement (i) each Agent shall be entitled to any commissions earned in accordance with the third paragraph of Section III(A) hereof, (ii) if at the time of termination (A) any Agent shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or
(B) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the obligations set forth in Section V hereof and the covenants set forth in Sections IV and VI hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenants set forth in Section IV(G) hereof, the indemnity and contribution agreements set forth in Sections IV(M), VII and VIII hereof, and the provisions of Sections IX, X and XIII hereof shall remain in effect, and except that, in the case of any such termination of a Terms Agreement, the Company shall remain obligated, pursuant to Section IX hereof, to pay all expenses incident to such terminated Terms Agreement and the transactions contemplated thereby.

      Section XII.  NOTICES.

      All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch World Headquarters, North Tower, 10th Floor, World Financial Center, New York, New York 10281, attention of MTN Product Management, Telecopy: (212) 449-2234; CS First Boston Corporation, One New York Plaza, New York, New York 10055, attention of Joseph D. Fashano; and to Lehman Brothers, Lehman Brothers Inc., 3 World Financial Center, 12th Floor, New York, New York 10285-1200, Attention:
Medium-Term Note Department, Telecopy: (212) 528-1718, Telephone: (212) 298-2140. Notices to the Company shall be directed to it at 555 West Fifth Street, Los Angeles, California 90013, attention of Treasurer.

      Section XIII.  PARTIES.

      This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Nothing expressed or mentioned in this Agreement or any Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and thereto and their respective successors and the controlling persons and officers and directors referred to in Sections VII and VIII hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

      Section XIV.  GOVERNING LAW.

      This Agreement and any Terms Agreement and the rights and obligations of the parties created hereby or thereby, shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

      Section XV.  COUNTERPARTS.

      This Agreement may be executed in several counterparts, each of which shall be deemed an original hereof and all of which together shall constitute one or the same instrument.

      Section XVI.  CAPTIONS.

      The captions in this Agreement are for convenience of reference only and shall not be deemed to be part of this Agreement.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.

                                    Very truly yours,

                                    SOUTHERN CALIFORNIA GAS COMPANY

                                    By /s/ Ralph Todaro
                                       ----------------------------------
                                       Title:  Vice President - Finance and
                                               Controller

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
              INCORPORATED

By /s/ Scott Primrose
   ----------------------------------
   Authorized Signatory

CS FIRST BOSTON CORPORATION

By /s/ Martha D. Bailey
   ----------------------------------
   Title:  Vice President

LEHMAN BROTHERS INC.

By /s/ Herbert McDade
   ----------------------------------
   Title:  Managing Director

                                                                     EXHIBIT A

                                $   ,000,000
                                 ---

                        SOUTHERN CALIFORNIA GAS COMPANY

                               Medium-Term Notes

                                TERMS AGREEMENT

                                                                  , 19
                                                           -------    ---

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
              Incorporated
Merrill Lynch World Headquarters
World Financial Center
North Tower
New York, New York  10281

      [and/or]

CS FIRST BOSTON CORPORATION
Park Avenue Plaza
New York, New York  10055

      [and/or]

LEHMAN BROTHERS
Lehman Brothers Inc.
American Express Tower
3 World Financial Center
New York, New York  10285

      Re: Distribution Agreement dated November 23, 1994 (the "Distribution Agreement"), between Southern California Gas Company (the "Company") and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, CS First Boston Corporation and Lehman Brothers, Lehman Brothers Inc. (including its affiliate, Lehman Government Securities Inc.) (each, an "Agent" and collectively, the "Agents")
            ------------------------------------------------------------------

Gentlemen:

      The undersigned agrees to purchase the following aggregate principal amount of Medium-Term Notes referred to in the Distribution Agreement:
$   ,000,000.
 ---

[The undersigned agree, severally and not jointly, to purchase the aggregate principal amount of Medium-Term Notes referred to in the Distribution Agreement set forth opposite their respective names below:]

      [Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated ................  $        ]
                                                   --------
      [CS First Boston Corporation .............  $        ]
                                                   --------
      [Lehman Brothers Inc. ....................  $        ]
                                                   --------
            [Total .............................. $        ]
                                                   --------

      The undersigned [Agent is] [several Agents are] purchasing such Medium-Term Notes for resale to investors and other purchasers at (check one and complete as necessary):

      [ ] a fixed initial public offering price of 100% of the principal amount thereof, plus accrued interest, if any, from the Original Issue Date specified below.

      [  ]  a fixed initial public offering price of       % of the principal
            amount thereof, plus accrued interest, if any, from the Original
            Issue Date specified below.

      [ ] varying prices related to prevailing market prices at the time of resale to be determined by the undersigned Agent[s], plus accrued interest, if any, from the Original Issue Date specified below.

      The terms of such Medium-Term Notes shall be as set forth below.

            Stated Maturity:
            Original Issue Date:
            Price to be Paid to the Company:
            Agent's Discount or Commission:
            Settlement Date, Place and Time:
            Additional Terms:
                  IF FIXED RATE NOTE:
                        Interest Rate:
                        Interest Payment Dates:
                              [  ] March 1 and September 1
                              [  ] Other:
                        Regular Record Dates:
                              [  ] February 15 and August 15
                              [  ] Other:
                        Day Count Convention:
                              [  ]  30/360 for the period
                                    from         to         .
                                         --------   --------
                              [  ]  Actual/360 for the period from        to
                                                                   -------   ---
- - - -
                              [  ]  Actual/Actual for the period from     to
                                                                     -----   ---
- - - -

                  IF FLOATING RATE NOTE:
                        Base Rate(s):
                        If LIBOR:
                              [  ]  LIBOR Telerate
                              [  ]  LIBOR Reuters
                        Initial Interest Rate:
                        Index Maturity:
                        Spread (Plus or Minus):
                        Spread Multiplier:
                        Maximum Interest Rate:
                        Minimum Interest Rate:
                        Interest Payment Dates:
                        Interest Payment Period:
                        Initial Interest Reset Date:
                        Interest Reset Dates:
                        Interest Reset Period:
                        Interest Rate Reset Period:
                        Calculation Agent:

                        Day Count Convention:
                              [  ]  Actual/360 for the period from _______ to
                                    _______.
                              [  ]  Actual/Actual for the period from _______ to
                                    _______.
                              [  ]  30/360 for the period from _______ to
                                    _______.

                  FOR BOTH FIXED AND FLOATING RATE NOTES:

                        Initial Redemption Date:
                        Initial Redemption Percentage:
                        Annual Redemption Percentage
                          Reduction:
                        Optional Repayment Date(s):

                  IF ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID"):

                        Total Amount of OID:
                        Yield to Maturity:
                        Initial Accrual Period:

                  Other Provisions:


      The following will [will not] be required as a condition to settlement:
(i) the officers' certificate pursuant to Section VI(B) of the Distribution Agreement; (ii) the legal opinion pursuant to Section VI(C) of the Distribution Agreement; and (iii) the comfort letter pursuant to Section VI(D) of the Distribution Agreement. The stand-off agreement set forth in

Section IV(J) of the Distribution Agreement will [will not] be applicable.

      This Agreement and all of the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

      If the foregoing is in accordance with our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                                    SOUTHERN CALIFORNIA GAS COMPANY

                                    By
                                       ----------------------------
                                       Title:

Accepted:

MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED

By
  -----------------------------------
            Authorized Signatory

            [and/or]

CS FIRST BOSTON CORPORATION
By
  -----------------------------------
   Title:

            [and/or]

LEHMAN BROTHERS INC.
By
  -----------------------------------
   Title:

                                                                    Schedule I
                              COMMISSION SCHEDULE

       As compensation for the services of the Agents hereunder, the Company shall pay each Agent, on a discount basis, a commission for the sale of each Note by such Agent equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:


                                                             Percent of
Maturing Ranges                                           Principal Amount
- - - ---------------                                           ----------------

From 9 months but less than 1 year ............                 0.125%
From 1 year but less than 18 months ...........                 0.150%
From 18 months but less than 2 years ..........                 0.200%
From 2 years but less than 3 years ............                 0.250%
From 3 years but less than 4 years ............                 0.350%
From 4 years but less than 5 years ............                 0.450%
From 5 years but less than 6 years ............                 0.500%
From 6 years but less than 7 years ............                 0.550%
From 7 years but less than 10 years ...........                 0.600%
From 10 years but less than 15 years ..........                 0.625%
From 15 years but less than 20 years ..........                 0.700%
From 20 years but less than 30 years ..........                 0.750%
More than 30 years ............................                    *

_________________
* To be negotiated at the time of sale between the applicable Agent and the Company.